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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Shareholders of Quest Software, Inc.
Irvine, California

     We consent to the incorporation by reference in Registration Statement Nos. 333-38002, 333-49668, 333-91429 and 333-96183 on Form S-8 and Registration
Statement No. 333-46648 on Form S-3 of Quest Software, Inc. of our report dated January 30, 2001 appearing in this Annual Report on Form 10-K of Quest Software, Inc. for the year ended December 31, 2000.

     Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Quest Software, Inc. and subsidiaries, listed in Item 14. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 30, 2001